Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the DWS Disciplined Long/Short Growth Fund and DWS Disciplined Long/Short Value Fund, each a series of DWS Equity Trust (collectively the "Funds"), Class A, Class C, Class S, and Institutional Class Shares Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Funds' Class A, Class C, Class S, and Institutional Class Shares Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A, No. 333-43815) of our report dated June 26, 2007, on the financial statements and financial highlights of the Funds included in the Funds' Annual Reports dated April 30, 2007.

                                                     /s/ ERNST & YOUNG LLP


Boston, Massachusetts
July 25, 2007